EXHIBIT 32.2

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002



The undersigned hereby certifies in her capacity as Chief Financial Officer of Belair Capital Fund LLC (the "Fund"), that:

(a) the Annual Report of the Fund on Form 10-K/A for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.



Date:  June 30, 2004


                              /s/ Michelle A. Alexander
                              -------------------------
                              Michelle A. Alexander
                              Chief Financial Officer